EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-35851) of Integrated Health Services, Inc. of our report dated September 18, 1997 (October 21, 1997 as to Note 1), appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1997, which report appears in the Form 8-K dated October 21, 1997, as amended, of Integrated Health Services, Inc.

Deloitte & Touche LLP
Orlando, Florida

November 24, 1997